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                                                                    Exhibit 23.1

Consent of Independent Registered Public Accounting Firm


The Board of Directors
Inland Western Retail Real Estate Trust, Inc.:


We consent to the use of our report dated August 15, 2003 related to the consolidated balance sheet of Inland Western Retail Real Estate Trust, Inc. as of June 30, 2003, our report dated November 10, 2003 related to the historical summary of gross income and direct operating expenses of Shops at Park Place for the year ended December 31, 2002, our report dated February 13, 2004 related to the consolidated balance sheet of Inland Western Retail Real Estate Trust, Inc. as of December 31, 2003 and the related consolidated statements of operations, stockholders' equity and cash flows for the period from March 5, 2003 (inception) through December 31, 2003 and related financial statement schedule, our report dated December 4, 2003 related to the historical summary of gross income and direct operating expenses of Darien Towne Center for the year ended December 31, 2002, our report dated February 24, 2004 related to the historical summary of gross income and direct operating expenses of Properties Acquired from Thomas Enterprises in 2003 for the year ended December 31, 2003, our report dated March 2, 2004 related to the historical summary of gross income and direct operating expenses of Hickory Ridge for the year ended December 31, 2003, our report dated March 3, 2004 related to the historical summary of gross income and direct operating expenses of CorWest Plaza for the period from May 29, 2003 through December 31, 2003, our report dated March 3, 2004 related to the historical summary of gross income and direct operating expenses of Metro Square Center (SuperValue) for the year ended December 31, 2003, our report dated February 26, 2004 related to the historical summary of gross income and direct operating expenses of Larkspur Landing for the year ended December 31, 2003, our report dated February 25, 2004 related to the historical summary of gross income and direct operating expenses of North Ranch Pavilion for the year ended December 31, 2003, our report dated February 26, 2004 related to the historical summary of gross income and direct operating expenses of La Plaza Del Norte for the year ended December 31, 2003, our report dated March 1, 2004 related to the historical summary of gross income and direct operating expenses of MacArthur Crossing for the year ended December 31, 2003, our report dated March 5, 2004 related to the historical summary of gross income and direct operating expenses of Promenade at Red Cliff for the year ended December 31, 2003, our report dated February 25, 2004 related to the historical summary of gross income and direct operating expenses of Peoria Crossing for the year ended December 31, 2003, our report dated February 25, 2004 related to the historical summary of gross income and direct operating expenses of Doorman Centre for the year ended December 31, 2003, and our report dated March 3, 2004 related to the historical summary of gross income and direct operating expenses of Heritage Towne Crossing for the year ended December 31, 2003, all incorporated herein by reference.

We consent to the use of our report dated May 21, 2004 related to the historical summary of gross income and direct operating expenses of Paradise Valley Marketplace for the year ended December 31, 2003, our report dated June 14, 2004 related to the historical summary of gross income and direct operating expenses of Best on the Boulevard for the year ended December 31, 2003, our report dated June 14, 2004 related to the historical summary of gross income and direct operating expenses of Bluebonnet Parc for the year ended December 31, 2003, our report dated May 25, 2004 related to the historical summary of gross income and direct operating expenses of North Rivers Town Center for the period of October 1, 2003 (commencement of operations) to December 31, 2003, our report dated June 8,

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2004 related to the historical summary of gross income and direct operating expenses of Arvada Marketplace and Connection for the year ended December 31, 2003, our report dated June 8, 2004 related to the historical summary of gross income and direct operating expenses of Eastwood Town Center for the year ended December 31, 2003, our report dated May 28, 2004 related to the historical summary of gross income and direct operating expenses of Watauga Pavilion for the period of August 15, 2003 (commencement of operations) to December 31, 2003, our report dated June 7, 2004 related to the historical summary of gross income and direct operating expenses of Northpointe Plaza for the year ended December 31, 2003, our report dated May 25, 2004 related to the historical summary of gross income and direct operating expenses of Plaza Santa Fe II for the year ended December 31, 2003, our report dated June 7, 2004 related to the historical summary of gross income and direct operating expenses of Pine Ridge Plaza for the year ended December 31, 2003, our report dated June 7, 2004 related to the historical summary of gross income and direct operating expenses of Huebner Oaks Center for the year ended December 31, 2003, all included herein, and to the reference to our firm under the heading "Experts" herein.

Chicago, Illinois
June 15, 2004